Exhibit 99.1

PURE Bioscience Reports Fiscal 2022 Second Quarter

And Six-Month Financial Results

Update on Business Segments and PURE’s SDC-Based Antimicrobial Food Safety Solutions

RANCHO CUCAMONGA, CA (March 15, 2022) – PURE Bioscience, Inc. (OTCQB: PURE), creator of the patented non-toxic silver dihydrogen citrate (SDC) antimicrobial, today reported financial results for the fiscal second quarter and six-month period ended January 31, 2022.

Q2: Summary of Results of Operations

●	Net product sales for the fiscal second quarter ended January 31, 2022 decreased 52% to $415,000, compared to $868,000 for the fiscal second quarter ended January 31, 2021. The decrease of $453,000 was attributable to decreased sales across our distribution network servicing the food processing, transportation and janitorial industry.
●	Net loss for the fiscal second quarter ended January 31, 2022 was $702,000, compared to $595,000 for the fiscal second quarter ended January 31, 2021. Net loss, excluding share-based compensation, for the fiscal second quarter ended January 31, 2022 was $522,000, compared to $354,000 for the fiscal second quarter ended January 31, 2021.
●	Net loss per share was ($0.01) for the fiscal second quarters ended January 31, 2022 and 2021, respectively.

Six Months: Summary of Results of Operations

●	Net product sales for the six months ended January 31, 2022 decreased 60% to $912,000, compared to $2,285,000 for the six months ended January 31, 2021. The decrease of $1,373,000 was attributable to decreased sales across our distribution network servicing the food processing, transportation and janitorial industry. In addition, during the six months ended January 31, 2022, we recognized $5,000 in royalties from a nonexclusive third-party distributor, compared to $222,000 for the six months ended January 31, 2021.
●	Net loss for the six months ended January 31, 2022 was $1,498,000, compared to $775,000 for the six months ended January 31, 2021. Net loss, excluding share-based compensation, for the six months ended January 31, 2022 was $1,128,000, compared to $305,000 for the six months ended January 31, 2021.
●	Net loss per share was ($0.02) for the six months ended January 31, 2022 and ($0.01) for the six months ended January 31, 2021.

Business Update

Food Safety

PURE and SmartWash Solutions® continue to develop and test PURE Control® for the fresh-cut industry. Taylor Fresh Foods, Inc. (Taylor Farms) is developing a commercial line to test SmartWash Boost® on leafy greens. The patented SmartWash Boost process uses a combination of PURE Control and SmartWash Solutions’ proprietary chemistry and dosing equipment. The completely novel approach yields consistent, incremental food safety benefits that have been unobtainable to date. Along with romaine lettuce, SmartWash Solutions is evaluating the potential use in fruit and vegetable operations. “SmartWash Boost is providing a substantial reduction in risk as we are seeing incredible results on romaine. This patented process is an additional step in the production of fresh-cut items and is providing a significant increase in foodborne safety. We’ve expanded our research into similar leafy green products as well as whole melons, onions, and other specialty items. SmartWash Boost results continue to be extremely impressive,” said Steven Swarts, Director of Business Development for SmartWash Solutions. “We look forward to sharing these results with the industry and in the meantime providing processors of leafy greens an additional advancement in their food safety program.”

Working together with SmartWash Solutions, PURE has met with other large fresh produce processors to provide a more comprehensive solution to recent industry recalls. The solution, centered on PURE Control and SmartWash Solutions, was validated by the Agricultural Research Service of the United States Department of Agriculture in 2020 (https://smartwashsolutions.com/resource-library/PDF/SmartWash-Boost-E-coli-prevention-study-poster.pdf).

PURE is working with leaders in the produce industry to use PURE Hard Surface® when harvesting fresh produce, beginning with applications on field harvesting equipment. Their evaluation of PURE Hard Surface to mitigate food borne pathogens is near completion. PURE’s EPA approved PURE Hard Surface (surface efficacy) and FDA approved PURE Control® (direct onto product efficacy) will assist in providing total protection in the produce industry from farm to fork.

In addition, the potato, milk and produce industries are evaluating PURE’s chemistry to provide a new solution to their long-standing food safety concerns.

Janitorial and Sanitation

LightHouse for the Blind and Visually Impaired (LightHouse) began blending PURE Hard Surface at their facility in Alameda, California during the first week of March 2022. LightHouse is shipping finished goods produced at their facility to Government Supply Administration (GSA) distributors. PURE is currently working with its marketing partner and LightHouse on a comprehensive marketing strategy to support sales efforts to National Industries for the Blind and GSA distributors.

Tom Y. Lee, Chief Executive Officer, said, “many years of hard work have paid off with the SmartWash Boost program set to initiate in Spring of 2022. Our intentions are to fully support the Process Boost Program rollout into other produce locations within the United States. During the quarter, LightHouse also made great strides, as they are now producing product at their California facility. This opens up LightHouse and PURE to all the benefits of the GSA Ability One Program. Although our revenues have yet to increase, we remain optimistic our current initiatives will soon translate to revenues in the upcoming quarters,” concluded Lee.

About PURE Bioscience, Inc.

PURE is focused on developing and commercializing our proprietary antimicrobial products primarily in the food safety arena. We provide solutions to combat the health and environmental challenges of pathogen and hygienic control. Our technology platform is based on patented, stabilized ionic silver, and our initial products contain silver dihydrogen citrate, better known as SDC. This is a broad-spectrum, non-toxic antimicrobial agent, and formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity and mitigation of bacterial resistance. PURE is headquartered in Rancho Cucamonga, California (San Bernardino metropolitan area). Additional information on PURE is available at www.purebio.com.

Forward-looking Statements: Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Statements in this press release concerning the Company’s expectations, plans, business outlook, future performance, future potential revenues, expected results of the Company’s marketing efforts, the execution of contracts under negotiation, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans; economic and other disruptions resulting from COVID-19; acceptance of the Company’s current and future products and services in the marketplace, including the Company’s ability to convert successful evaluations and tests for PURE Control and PURE Hard Surface into customer orders and customers continuing to place product orders as expected and to expand their use of the Company’s products; the Company’s ability to maintain relationships with its partners and other counterparties; the Company’s ability to generate sufficient revenues and reduce its operating expenses in order to reach profitability; the Company’s ability to raise the funding required to support its continued operations and the implementation of its business plan; the ability of the Company to develop effective new products and receive required regulatory approvals for such products, including the required data and regulatory approvals required to use its SDC-based technology as a direct food contact processing aid in raw meat processing and to expand its use in OLR poultry processing; competitive factors, including customer acceptance of the Company’s SDC-based products that are typically more expensive than existing treatment chemicals; dependence upon third-party vendors, including to manufacture its products; and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission (the SEC), including its Form 10-K for the fiscal year ended July 31, 2021, Form 10-Q for the first fiscal quarter ended October 31, 2021, and Form 10-Q for the fiscal second quarter ended January 31, 2022. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact:

Mark Elliott, VP Finance

PURE Bioscience, Inc.

Ph: 619-596-8600 ext: 116

PURE Bioscience, Inc.

Condensed Consolidated Balance Sheets

	January 31, 2022	July 31, 2021
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$1,131,000	$2,390,000
Accounts receivable	206,000	368,000
Inventories, net	299,000	332,000
Restricted cash	75,000	75,000
Prepaid expenses	29,000	32,000
Total current assets	1,740,000	3,197,000
Property, plant and equipment, net	728,000	740,000
Patents, net	321,000	366,000
Total assets	$2,789,000	$4,303,000
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$425,000	$593,000
Accrued liabilities	159,000	138,000
Loan payable	—	239,000
Total current liabilities	584,000	970,000
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value: 150,000,000 shares authorized, 87,873,141 shares issued and outstanding at January 31, 2022, and 87,223,141shares issued and outstanding at July 31, 2021	879,000	873,000
Additional paid-in capital	128,617,000	128,253,000
Accumulated deficit	(127,291,000)	(125,793,000)
Total stockholders’ equity	2,205,000	3,333,000
Total liabilities and stockholders’ equity	$2,789,000	$4,303,000

PURE Bioscience, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Six Months Ended		Three months Ended
	January 31,		January 31,
	2022	2021	2022	2021
Net product sales	$912,000	$2,285,000	$415,000	$868,000
Royalty revenue	5,000	222,000	1,000	48,000
Total revenue	917,000	2,507,000	416,000	916,000
Cost of goods sold	354,000	1,004,000	182,000	363,000
Gross profit	563,000	1,503,000	234,000	553,000
Operating costs and expenses
Selling, general and administrative	2,150,000	2,100,000	1,093,000	1,054,000
Research and development	148,000	176,000	81,000	93,000
Total operating costs and expenses	2,298,000	2,276,000	1,174,000	1,147,000
Loss from operations	(1,735,000)	(773,000)	(940,000)	(594,000)
Other income (expense)
Gain on extinguishment of indebtedness, net	239,000	—	239,000	—
Interest expense, net	(2,000)	(2,000)	(1,000)	(1,000)
Total other income (expense)	237,000	(2,000	238,000	(1,000)
Net loss	$(1,498,000)	$(775,000)	$(702,000)	$(595,000)
Basic and diluted net loss per share	$(0.02)	$(0.01)	$(0.01)	$(0.01)
Shares used in computing basic and diluted net loss per share	87,652,761	87,126,279	87,873,141	87,179,607

PURE Bioscience, Inc.

Condensed Consolidated Statement of Stockholders’ Equity

(Unaudited)

	Six Months Ended January 31, 2022					Six Months Ended January 31, 2021
	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity	Shares	Amount	Capital	Deficit	Equity

Balances at beginning of period	87,223,141	$873,000	$128,253,000	$(125,793,000)	$3,333,000	87,072,951	$871,000	$127,414,000	$(123,474,000)	$4,811,000
Share-based compensation expense - stock options	—	—	328,000	—	328,000	—	—	428,000	—	428,000
Share-based compensation expense - restricted stock units	—	—	42,000	—	42,000	—	—	42,000	—	42,000
Issuance of common stock upon the exercise of stock options	—	—	—	—	—	150,190	2,000	(2,000)	—	—
Issuance of common stock for vested restricted stock units	650,000	6,000	(6,000)	—	—	—	—	—	—	—
Net loss	—	—	—	(1,498,000)	(1,498,000)	—	—	—	(775,000)	(775,000)
Balances at end of period (Unaudited)	87,873,141	$879,000	$128,617,000	$(127,291,000)	$2,205,000	87,223,141	$873,000	$127,882,000	$(124,249,000)	$4,506,000

	Three Months Ended January 31, 2022					Three Months Ended January 31, 2021
	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity	Shares	Amount	Capital	Deficit	Equity

Balances at beginning of period (Unaudited)	87,873,141	$879,000	$128,437,000	$(126,589,000)	$2,727,000	87,072,951	$871,000	$127,643,000	$(123,654,000)	$4,860,000
Share-based compensation expense - stock options	—	—	159,000	—	159,000	—	—	220,000	—	220,000
Share-based compensation expense - restricted stock units	—	—	21,000	—	21,000	—	—	21,000	—	21,000
Issuance of common stock upon the exercise of stock options	—	—	—	—	—	150,190	2,000	(2,000)	—	—
Net loss	—	—	—	(702,000)	(702,000)	—	—	—	(595,000)	(595,000)
Balances at end of period (Unaudited)	87,873,141	$879,000	$128,617,000	$(127,291,000)	$2,205,000	87,223,141	$873,000	$127,882,000	$(124,249,000)	$4,506,000

PURE Bioscience, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	January 31,
	2022	2021
Operating activities
Net loss	$(1,498,000)	$(775,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	370,000	470,000
Depreciation and amortization	110,000	90,000
Gain on extinguishment of indebtedness	(239,000)
Changes in operating assets and liabilities:
Accounts receivable	162,000	623,000
Inventories	33,000	(71,000
Prepaid expenses	3,000	(13,000)
Accounts payable and accrued liabilities	(147,000)	(732,000)
Net cash used in operating activities	(1,206,000)	(408,000)
Investing activities
Purchases of property, plant and equipment	(53,000)	(504,000)
Net cash used in investing activities	(53,000)	(504,000)
Net decrease in cash, cash equivalents, and restricted cash	(1,259,000)	(912,000)
Cash, cash equivalents, and restricted cash at beginning of period	2,465,000	3,914,000
Cash, cash equivalents, and restricted cash at end of period	$1,206,000	$3,002,000

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$1,131,000	$2,927,000
Restricted cash	$75,000	$75,000
Total cash, cash equivalents and restricted cash	$1,206,000	$3,002,000